Exhibit 99.1

NEWS RELEASE

IRIDEX ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

Mountain View, California, September 13, 2018 — IRIDEX Corporation (NASDAQ:IRIX) (“IRIDEX” or the “Company”), an ophthalmic medical technology company focused on the development and commercialization of breakthrough products and procedures used to treat sight-threatening eye conditions, today announced that it intends to offer and sell, subject to market and other conditions, shares of its common stock in an underwritten public offering. IRIDEX also expects to grant the underwriters for the offering a 30-day option to purchase an additional 15% of the shares of its common stock offered in the public offering. All of the shares to be sold in the offering are to be sold by IRIDEX.

IRIDEX intends to use the net proceeds from the offering for working capital and other general corporate purposes. IRIDEX may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate in its products, capital expenditures, to fund possible investments in and acquisitions of complementary businesses, partnerships, minority investments or to repay indebtedness.

Stifel is acting as sole book-running manager of the proposed offering and Roth Capital Partners is acting as lead manager of the proposed offering.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-213094) that was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 12, 2016 and declared effective on August 26, 2016. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC and will form a part of the effective registration statement and will be available on the SEC’s website located at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About IRIDEX

IRIDEX Corporation is a worldwide leader in developing, manufacturing, and marketing innovative and versatile laser-based medical systems, delivery devices and consumable instrumentation for the ophthalmology market. The Company’s proprietary MicroPulse® technology delivers a differentiated treatment that provides safe, effective, and proven treatment for targeted sight-threatening eye conditions. IRIDEX’s current product line is used for the treatment of glaucoma, diabetic macular edema (DME) and other retinal diseases. IRIDEX’s products are sold in the United States through a direct sales force and internationally primarily through a network of independent distributors into more than 100 countries. IRIDEX is headquartered in Mountain View, CA.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding the proposed public offering and the anticipated use of proceeds therefrom, are subject to a number of risks and uncertainties which may cause actual results or outcomes to be materially different from those expressed or implied by the forward-looking statements. These risks and uncertainties include market risks and uncertainties and risks and uncertainties relating to the satisfaction of customary closing conditions for an underwritten offering of securities, as well as the risks and uncertainties that could affect the Company’s business and financial results described in the preliminary prospectus supplement and registration statement referenced above, as well as the Company’s other filings with the SEC, including, without limitation, under the caption “Risk Factors.” There can be no assurance that the Company will be able to complete the proposed public offering on the anticipated terms, or at all. Forward-looking statements relate only to events as of the date on which the statements are made, and the Company undertakes no obligation to publicly update or review any forward-looking statement.

Investor Contact:

Lynn Pieper Lewis or Leigh Salvo

415-837-5405

investors@Iridex.com